                                 EXHIBIT N - 6

     Market Shares for Electric Companies in Illinois and Bordering States
                          Companies Sorted by Revenue

                                                Revenue              Share of      Cumulative
Holding Company                            (millions of $)  Rank      Total          Share
------------------------------------------------------------------------------------------------
Unicom Corp.                                    7,136         1        18.4%          18.4%
American Electric Power Co., Inc.               7,054         2        18.2%          36.5%
Cinergy Corp.                                   5,002         3        12.9%          49.4%
Ameren Corp.                                    3,186         4         8.2%          57.6%
Northern States Power Co.                       2,641         5         6.8%          64.4%
Illinova Corp.                                  1,781         6         4.6%          69.0%
Wisconsin Energy Corp.                          1,679         7         4.3%          73.3%
Alliant Energy Corp.                            1,576         8         4.1%          77.4%
LG&E Energy Corp.                               1,469         9         3.8%          81.1%
MidAmerican Energy Holdings Co.                 1,170        10         3.0%          84.1%
NiSource, Inc.                                  1,076        11         2.8%          86.9%
Kansas City Power & Light Co.                     939        12         2.4%          89.3%
IPALCO Enterprises, Inc.                          786        13         2.0%          91.4%
UtiliCorp United, Inc.                            617        14         1.6%          92.9%
WPS Resources Corp.                               548        15         1.4%          94.4%
Minnesota Power, Inc.                             512        16         1.3%          95.7%
Ohio Valley Electric Corp.                        460        17         1.2%          96.9%
Cilcorp, Inc.                                     360        18         0.9%          97.8%
SIGCORP, Inc.                                     298        19         0.8%          98.5%
Empire District Electric Co.                      239        20         0.6%          99.2%
Madison Gas & Electric Co.                        170        21         0.4%          99.6%
St. Joseph Light & Power Co.                       89        22         0.2%          99.8%
Consolidated Water Power Co.                       37        23         0.1%          99.9%
Northwestern Wisconsin Electric Co.                11        24         0.0%         100.0%
Mount Carmel Public Utility Co.                    10        25         0.0%         100.0%
Wisconsin River Power Co.                           5        26         0.0%         100.0%
North Central Power Co., Inc.                       2        27         0.0%         100.0%
Pioneer Power & Light Co.                           2        28         0.0%         100.0%

Total                                          38,854

                                 EXHIBIT N - 6

     Market Shares for Electric Companies in Illinois and Bordering States
                          Companies Sorted by Assets

                                               Assets                Share of      Cumulative
Holding Company                            (millions of $)  Rank      Total          Share
---------------------------------------------------------------------------------------------
Unicom Corp.                                   26,223         1        23.3%          23.3%
American Electric Power Co., Inc.              16,847         2        15.0%          38.3%
Cinergy Corp.                                   9,878         3         8.8%          47.1%
Ameren Corp.                                    8,755         4         7.8%          54.9%
Northern States Power Co.                       7,457         5         6.6%          61.6%
Illinova Corp.                                  7,150         6         6.4%          67.9%
Wisconsin Energy Corp.                          4,839         7         4.3%          72.2%
Alliant Energy Corp.                            4,313         8         3.8%          76.1%
LG&E Energy Corp.                               4,056         9         3.6%          79.7%
NiSource, Inc.                                  3,769        10         3.4%          83.0%
MidAmerican Energy Holdings Co.                 3,574        11         3.2%          86.2%
UtiliCorp United, Inc.                          3,078        12         2.7%          89.0%
Kansas City Power & Light Co.                   2,845        13         2.5%          91.5%
IPALCO Enterprises, Inc.                        2,123        14         1.9%          93.4%
Minnesota Power, Inc.                           2,074        15         1.8%          95.2%
WPS Resources Corp.                             1,504        16         1.3%          96.6%
Cilcorp, Inc.                                   1,058        17         0.9%          97.5%
SIGCORP, Inc.                                     951        18         0.8%          98.3%
Empire District Electric Co.                      674        19         0.6%          98.9%
Madison Gas & Electric Co.                        488        20         0.4%          99.4%
Ohio Valley Electric Corp.                        357        21         0.3%          99.7%
St. Joseph Light & Power Co.                      243        22         0.2%          99.9%
Consolidated Water Power Co.                       37        23         0.0%          99.9%
Northwestern Wisconsin Electric Co.                22        24         0.0%         100.0%
Wisconsin River Power Co.                          18        25         0.0%         100.0%
Mount Carmel Public Utility Co.                    13        26         0.0%         100.0%
North Central Power Co., Inc.                       7        27         0.0%         100.0%
Pioneer Power & Light Co.                           2        28         0.0%         100.0%

Total                                         112,354

                                 EXHIBIT N - 6

     Market Shares for Electric Companies in Illinois and Bordering States
                    Companies Sorted by Number of Customers

                                            Customers                Share of      Cumulative
Holding Company                            (thousands)    Rank         Total          Share
---------------------------------------------------------------------------------------------
Unicom Corp.                                   3,445         1        19.4%          19.4%
American Electric Power Co., Inc.              2,955         2        16.7%          36.1%
Northern States Power Co.                      1,547         3         8.7%          44.8%
Ameren Corp.                                   1,506         4         8.5%          53.3%
Cinergy Corp.                                  1,424         5         8.0%          61.3%
Wisconsin Energy Corp.                         1,005         6         5.7%          67.0%
Alliant Energy Corp.                             902         7         5.1%          72.0%
LG&E Energy Corp.                                832         8         4.7%          76.7%
MidAmerican Energy Holdings Co.                  651         9         3.7%          80.4%
Illinova Corp.                                   568        10         3.2%          83.6%
Kansas City Power & Light Co.                    448        11         2.5%          86.1%
WPS Resources Corp.                              440        12         2.5%          88.6%
IPALCO Enterprises, Inc.                         423        13         2.4%          91.0%
NiSource, Inc.                                   418        14         2.4%          93.4%
UtiliCorp United, Inc.                           370        15         2.1%          95.4%
Cilcorp, Inc.                                    195        16         1.1%          96.5%
Empire District Electric Co.                     143        17         0.8%          97.3%
Minnesota Power, Inc.                            139        18         0.8%          98.1%
SIGCORP, Inc.                                    123        19         0.7%          98.8%
Madison Gas & Electric Co.                       123        20         0.7%          99.5%
St. Joseph Light & Power Co.                      62        21         0.3%          99.9%
Northwestern Wisconsin Electric Co.               11        22         0.1%          99.9%
Mount Carmel Public Utility Co.                    6        23         0.0%         100.0%
North Central Power Co., Inc.                      4        24         0.0%         100.0%
Pioneer Power & Light Co.                          2        25         0.0%         100.0%
Consolidated Water Power Co.                       1        26         0.0%         100.0%
Ohio Valley Electric Corp.                         0        27         0.0%         100.0%
Wisconsin River Power Co.                          0        28         0.0%         100.0%

Total                                         17,743